UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 7.01  Regulation FD Disclosure
On June 18, 2019, Clean Harbors Inc. (the “Company”) announced that it is commencing a private offering of $800.0 million of new unsecured senior notes (the “Notes”). The Company expects that a portion of the Notes will mature in 2027 and a portion will mature in 2029. The press release related to the Notes offering is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company also announced on June 18, 2019, that it is commencing a cash tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $845.0 million aggregate principal amount of 5.125% senior unsecured notes due 2021 (the “2021 Notes”). In connection with the Tender Offer, the Company is soliciting the consents of holders of the 2021 Notes to certain proposed amendments to the indenture governing the 2021 Notes (the “Consent Solicitation”).  The primary purpose of the Consent Solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default and related provisions and reduce the required notice period contained in the optional redemption provisions of the indenture. The press release related to the Tender Offer and Consent Solicitation is attached as Exhibit 99.2 and is incorporated herein by reference.

Neither the press release related to the Notes nor this Current Report on Form 8-K constitutes an offer to sell or a solicitation of an offer to buy any of the Notes. Neither the press release related to the Tender Offer and Consent Solicitation nor this Current Report on Form 8-K constitutes an offer to buy or a solicitation of an offer to sell any of the 2021 Notes or a notice of redemption under the optional redemption provisions of the indenture governing the 2021 Notes.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.  Notwithstanding the foregoing, the information disclosed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference in the Offer to Purchase and Consent Solicitation dated June 18, 2019 of the Company with respect to any and all of the Company’s 2021 Notes.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed herewith (furnished solely for purposes of Item 7.01 of this Form 8-K):

Exhibit No.	Description
99.1	Press Release of the Company, Relating to the New Notes Offering, dated June 18, 2019
99.2	Press Release of the Company Relating to the Tender Offer and Consent Solicitation, dated June 18, 2019

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 18, 2019	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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